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Pricing Supplement No. 3, dated February 29, 2000

(To Prospectus dated April 30, 1999 and                      Rule 424(b)(3)
 Prospectus Supplement dated June 3, 1999)                   File No. 333-75827

Maytag Corporation
Medium-Term Notes, Series D, Fixed Rate
--------------------------------------------------------------------------------
-Trade Date: February 29, 2000
-Principal Amount: $150,000,000



-Original Issue Date: March 3, 2000
-Specified Currency:
       [x] U.S. dollars
       [_] Other _________
-Paying Agent: Bank One, National Association

-Issue Price: See below
-Selling Agent's Commission: N/A


-Interest Rate: 7.61%
-Interest Payment Date(s): Semi-annually on the 3rd of each March and September--commencing September 3, 2000 (or, if such date is not a Business Day, on the first Business Day following such date), with no adjustment to period end date for accrual calculation.
-Stated Maturity: March 3, 2003
-Net Proceeds to Issuer: $149,475,000
-Authorized Denominations: $1,000
-Regular Record Dates: Fifteenth day preceding each Interest Payment Date -Overdue Rate: N/A
-CUSIP: 57859HBR4
--------------------------------------------------------------------------------
-Form        X     Book-Entry
            ___    Certificated

-Depositary: The Depository Trust Company
-Sinking Fund: No
-Amortizing Note: No

-Optional Redemption:    X     The Notes cannot be redeemed prior to maturity
                        ___
                        ___    The Notes may be redeemed prior to maturity

        -Redemption Terms:

-Option to Elect Repayment:

             X     The Notes cannot be repaid prior to maturity
            ___
            ___    The Notes can be repaid prior to maturity at the option of the holder

        -Optional Repayment Price(s):
        -Optional Repayment Date(s):

-Interest Rate Reset Option:   ___ Yes
                                X  No
                               ___
        -Optional Reset Dates:

-Stated Maturity Extension Option:      ___ Yes
                                         X  No
                                        ___

        -Extension Period(s) and Final Maturity Date:

        -Interest Rate During Extension Period:

-Original Issue Discount Note: ___ Yes
                                X  No
                               ___

        Total Amount of OID:
        Original Yield to Maturity:
        Initial Accrual Period OID:
        Issue Price:

-Name of Agent: Merrill Lynch & Co.
-Capacity:    Agent  X Principal
          ___       ___

-If as principal: X  The Notes are being offered at varying prices related to
                 ___
                     prevailing market prices as the time of resale.

            ___ The Notes are being offered at a fixed initial public offering price ___% of Principal Amount. The Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.